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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF WEBVAN GROUP, INC.

HomeGrocer.com, Inc., a Washington corporation
Webvan-Bay Area, Inc., a California corporation
Webvan Operations, Inc., a Delaware corporation